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                                                                   EXHIBIT 10.13

                                    AGREEMENT

      AGREEMENT, dated this 3rd day of December 2004, between Citizens Financial Services, FSB (the "Bank"), a federally chartered savings bank, and Zoran Koricanac (the "Executive").

                                   WITNESSETH

      WHEREAS, the Executive is presently an officer of the Bank; and

      WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank; and

      WHEREAS, the Bank desires to enter into an agreement with the Executive with respect to his employment therewith; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Bank and in consideration of the Executive's agreeing to remain in the employ of the Bank, the parties desire to specify the severance benefits which shall be due the Executive by the Bank in the event that his employment with the Bank is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      a) Agreement Date. The "Agreement Date" shall be the date first set forth above.

      b) Base Salary. "Base Salary" shall have the meaning set forth in Section 4(a) hereof.

      c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

      d)Change in Control. "Change in Control" means the occurrence of any of the following: (i) an event that would be required to be reported in response to
Item 501 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the 1934 Act, or any successor thereto, whether or not any class of securities of the Company (as defined below) is registered under the 1934 Act; (ii) any "person" is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities except for any securities purchased by the Company or the Bank; or
(iii) during any period of thirty-six

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consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

            i) For purposes of the definition of "Change in Control," a Person or group of Persons does not include the CFS Bancorp, Inc. Employee Stock Ownership Plan Trust which forms a part of the CFS Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), or any other employee benefit plan, subsidiary or affiliate of the Company, and the outstanding shares of common stock of the Company, on a fully diluted basis, include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants, thereunder.

            ii) For purposes of the definition of "Change in Control," the term "Person" means any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

      e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      f) Company. "Company" means CFS Bancorp, Inc. a Delaware Corporation, its successors and assigns.

      g) Definitive Agreement. A "Definitive Agreement" is an agreement entered into by the Company which is intended to result in a Change of Control of the Company and which has been publicly announced on a Form 8-K filed by the Company.

      h) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

      i) Disability. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or the Company or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

      j) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within twenty-four
(24) months following a Change in Control of the Company based on:

            i) Without the Executive's express written consent, the failure to elect or to re-elect or to

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                  appoint or to re-appoint the Executive to the office of Senior
                  Vice President of the Bank or a material adverse change made by the Bank in the Executive's functions, duties or responsibilities as Senior Vice President of the Bank;

            ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 4(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

            iii) The Executive's office is relocated more than twenty miles from Dyer, Indiana, unless said relocation is approved in advance by the Executive.

            iv) Any purported termination of the Executive's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph
                  (l) below; or

            v) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor.

            vi) The notification to the Executive pursuant to Section 2(b) that his term of Employment will not be renewed following a Trigger Event.

            k)    IRS. "IRS" shall mean the Internal Revenue Service.

            l) Notice of Termination. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 9 hereof.

            m) Retirement. "Retirement" shall mean voluntary termination by the Executive after the Executive attains the age sixty-five (65).

            n) Trigger Event. A "Trigger Event" shall be the execution of a Definitive Agreement.

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      2. TERM OF EMPLOYMENT.

      a) As of the Agreement Date, the Bank will employ the Executive to perform such executive and managerial duties at such times and in such manner as the company may from time to time direct. Unless otherwise provided herein, the Executive acknowledges and agrees that the Executive serves at the will of the Bank, and that this Agreement shall not be construed as a contract for employment for a specific term .

      b) Following a Trigger Event, the employment term of the Executive shall be a term of one year subject to annual review and extension by the Bank, provided any notice not to renew or extend the term of his employment following a Trigger Event must be provided no less than sixty (60) days prior to the end of the existing term.

      c) During his employment with the Bank, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors. The Executive further agrees to serve without additional compensation as an officer and director of any of the Bank's subsidiaries and agrees that any amounts received from such corporation may be offset against the amounts due hereunder. In addition, it is agreed that the Bank may assign the Executive to one of its subsidiaries for payroll purposes.

      3. LOYALTY, CONFIDENTIALITY AND NON-COMPETITION

      a) The Executive shall devote his full time and best efforts to the performance of his duties while employed with the Bank. During such time, the Executive shall not, at any time or place, either directly or indirectly engage in any business or activity in competition with the business affairs or interests of the Company or be a director, officer or consultant to any bank, savings and loan association, credit union, thrift, savings bank, or similar institution in the Chicago CMSA.

      b) For purposes of this Agreement, directly or indirectly engaging in any business activity in competition with the business or affairs of the Bank includes, but is not limited to, serving or acting as an owner, partner, agent, beneficiary, or employee of any person, firm or corporate entity so engaged; except that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent employee from investing or limit employee's right to invest his surplus funds in real estate.

      c) All information relating to business of the Bank including, but not limited to, that business obtained or serviced by the Bank and all customer listings, contact lists, expiration cards, asset reports, instruments, documents, papers and other material used in connection with such business, shall be the exclusive property of the Bank. The Executive shall keep all such information and material confidential; none of it will be copied, reproduced or duplicated without the express written permission of the Bank, and Executive shall return all material containing

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such information to the Bank upon its request or upon termination of employment.
Executive also agrees that he will not utilize the confidential information or trade secrets of the Bank, either directly or indirectly, for any purposes except performance of his responsibilities and in furtherance of the Bank's business, unless otherwise expressly authorized by the Bank in writing in advance.

      d) Executive agrees that, during his employment, and for a period of one
(1) year following the date of his involuntary termination of employment for Cause, or his voluntary termination without Good Reason, the Executive:

            i) will not solicit any of the Bank's past or current customers or clients for the benefit of anyone other than Bank or its affiliates;

            ii) will not divulge the names of any of the Bank's past or then current customers to any other person, corporation or entity; and

            iii) will not, either directly or indirectly, induce or solicit any person to leave the employ of the Bank.

      4. COMPENSATION AND BENEFITS.

      a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $139,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employers.

      b) During his employment with the Bank, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors. The Bank shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Bank. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 4(a) hereof.

      c) During his employment with the Bank, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors.

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      d) During the Executive's employment with the Bank, the Bank will provide suitable office space, desk, chairs, filing cabinets, telephones and other usual and customary office furniture, fixtures and equipment adequate for the efficient performance of the duties assigned to the Executive.

      e) During the Executive's employment with the Bank, the Bank will provide to the Executive, at the Employer's cost, all perquisites which other Senior Vice Presidents of the Company are generally entitled to receive, including the payment of his annual dues at a health club.

      f) During the term of this Agreement, the Bank will provide to Executive the use of an automobile of the Bank's choice and will replace the automobile with a new one at no less often than once every four years. The Bank will pay all automobile operating expenses incurred by Executive in the performance of an Executive's company duties. The Bank will procure and maintain in force an automobile liability policy for the automobile with coverage, including Executive, in the minimum amount of $1,000,000 combined single limit on bodily injury and property damage.

      5. EXPENSES. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, automobile expenses and other traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

      6. TERMINATION.

      a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

      b) In the event that (i) the Executive's employment is terminated following the occurrence of a Trigger Event for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, or (b) for Good Reason, then the Bank shall, subject to the provisions of Section 7 hereof, if applicable:

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A)    pay to the Executive, in either twelve (12) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to the 100% of the Executive's Base Salary plus cash incentive bonuses earned during the previous year, regardless of when paid, and

B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Bank in which the Executive was entitled to participate immediately prior to the Date of Termination excluding stock plans and bonuses, provided, however, that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

      7. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

      8. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  a)  To the Bank:              Corporate Secretary

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                                                Citizens Financial Services, FSB
                                                707 Ridge Road
                                                Munster, Indiana  46321

                  b)  To the Executive:         Zoran Koricanac
                                                2741 Wood Drive
                                                Dyer, IN 46311

      10. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Indiana.

      12. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      13. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. REGULATORY ACTIONS. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to All Savings Associations, 12 C.F.R. 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

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      a)If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and 1818(g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      b)If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

      c)If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

      d)All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. 1823(c)); or
(ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

      17. REGULATORY PROHIBITION. The terms and conditions of this Agreement are subject to OTS approval. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. In the event of the Executive's termination of employment with the Bank for Cause, all employment relationships and managerial duties with the Bank shall immediately cease. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, influence or participate in the affairs or the operations of the Bank.

      18. PAYMENT OF COSTS AND LEGAL FEES. In the event any dispute or controversy arising under or in connection with this Agreement is resolved in favor of any party, whether by judgment, arbitration or settlement, the party shall be entitled to the payment of all legal fees incurred by the prevailing party in resolving such dispute or controversy.

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      19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                         CITIZENS FINANCIAL SERVICES, FSB

/s/ Monica F. Sullivan                          By:
----------------------
                                                /s/ Thomas F. Prisby
                                                --------------------

                                                EXECUTIVE

                                                /s/ Zoran Koricanac
                                                -------------------